Exhibit 99.1

Life Clips Closes Belfrics Group Acquisition

Acquisition provides entry into high growth global blockchain, cryptocurrency, and forex market

AVENTURA, Fla. and DUBAI, United Arab Emirates, August 26, 2021 (GLOBE NEWSWIRE) — Life Clips, Inc. (OTC Pink: LCLP) (the “Company”), Life Clips is pleased to announce it has closed on its previously announced acquisition of Belfrics Group, a global blockchain technology firm that runs cryptocurrency exchanges on its proprietary platform. The acquisition includes Belfrics operations in Malaysia, Singapore, India, Kenya, Tanzania, Nigeria, and Bahrain, Belfrics CEO and Founder, Praveen Kumar, will remain the CEO of Belfrics, while Robert Grinberg will serve as CEO of Life Clips.

Life Clips CEO, Robert Grinberg, said “We are very excited to close our acquisition of Belfrics group and look forward to building a company that will be meaningful in the industry. I will be traveling to Dubai this week and look forward to discussing our strategic plan with Belfrics Group’s key personnel, as well as meeting with investors.” Mr. Grinberg continued, “We believe this acquisition represents a tremendous opportunity for our shareholders. As a result of our great working relationship with the Belfrics team, we were able to close ahead of schedule and discuss many new opportunities.”

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About Life Clips, Inc.

Life Clips, Inc. is the parent company of Cognitive Apps Software Solutions Inc. and distributes single-use and cordless batteries under the Mobeego brand for use with cellular phones and other mobile devices. Cognitive Apps is an AI-Powered mental health analytics platform that empowers businesses to measure, understand, and improve mental well-being of their employees, patients and customers. Drug development for mental health disorders and other cognitive impairments is hampered by the inability to identify at risk groups before the onset of clinically significant symptoms, as well as continuous assessments on the progress made by the participants. Cognitive Apps is addressing this problem by pioneering a speech-based AI technology which could help accurately predict risk for various types of depression and mood and anxiety-based disorders years before a clinical diagnosis is obtained. Our technology can help detect and monitor subtle changes in mental state by assessing individuals more frequently and more objectively than the assessments used today. The speech and voice recognition market is expected to grow at a CAGR of 17.2% from 2019 to 2025 to reach $26.79 billion by 2025.

Forward-Looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements: (i) the initiation, timing, progress and results of the Company’s research, manufacturing and other development efforts; (ii) the Company’s ability to advance its products to successfully complete development and commercialization; (iii) the manufacturing, development, commercialization, and market acceptance of the Company’s products; (iv) the lack of sufficient funding to finance the product development and business operations; (v) competitive companies and technologies within the Company’s industry and introduction of competing products; (vi) the Company’s ability to establish and maintain corporate collaborations; (vii) loss of key management personnel; (viii) the scope of protection the Company is able to establish and maintain for intellectual property rights covering its products and its ability to operate its business without infringing the intellectual property rights of others; (ix) potential failure to comply with applicable health information privacy and security laws and other state and federal privacy and security laws; and (x) the difficulty of predicting actions of the government and its regulations. All forward-looking statements included in this press release are made only as of the date of this press release. The Company assumes no obligation to update any written or oral forward-looking statement unless required by law.

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